                                     INVESTMENT ADVISORY AGREEMENT

                                            By and Between

                                     Aid Association for Lutherans
                                                  and
                                         LB Series Fund, Inc.

INVESTMENT  ADVISORY  AGREEMENT,  made as of the ___ day of ________,  200_, (the "Effective  Date") by
and between Aid Association  for Lutherans,  a fraternal  benefit society  organized and existing under the laws of the State of Wisconsin  ("Adviser"),  and LB Series Fund, Inc., a corporation organized and existing under the laws of the State of Minnesota (the "Fund").

WHEREAS,  the Fund is engaged in  business  as an  open-end  investment  company  registered  under the
Investment Company Act of 1940, as amended ("1940 Act"); and

WHEREAS,  the Fund is  authorized to issue shares of the  following  Portfolios as separate  investment
Portfolios, each having a separate class of shares of capital stock:

     o  World Growth Portfolio
     o  Growth Portfolio
     o  Opportunity Growth Portfolio
     o  High Yield Portfolio
     o  Income Portfolio
     o  Mid Cap Growth Portfolio
     o  Money Market Portfolio
     o  FTI Small Cap Growth Portfolio
     o  MFS Mid Cap Growth Portfolio
     o  FI All Cap Portfolio
     o  MFS Investors Growth Portfolio
     o  TRP Growth Stock Portfolio
     o  Value Portfolio
     o  Limited Maturity Bond Portfolio

(the "Initial  Portfolios," and together with all other series or Portfolios  subsequently  established by the Fund with respect to which Adviser renders  investment  advisory  services pursuant to the terms
of  this  Agreement,   being   collectively   referred  as  the  "Portfolios"  and  individually  as  a
"Portfolio"); and

WHEREAS,  Adviser is registered as an investment adviser under the Investment  Advisers Act of 1940, as amended ("Advisers Act"); and

WHEREAS,  the Fund desires to retain Adviser as adviser to furnish investment  advisory services to the
Fund, and Adviser is willing to furnish such services;

NOW,  THEREFORE,  in  consideration  of the premises and mutual promises herein set forth,  the parties hereto agree as follows:

I.      Appointment.  (A) The Fund hereby  appoints  Adviser as its investment  adviser with respect to the  Portfolios  for the period and on the terms set forth in this  Agreement,  and (B) Adviser hereby accepts such  appointment  and agrees to render the services  herein set forth,  for the compensation herein provided.

II.     Additional  Series.  In the event that the Fund  establishes one or more series of shares other than the Initial  Portfolios with respect to which the Fund desires to retain Adviser to render investment  advisory  services  hereunder,  the  Fund  shall  so  notify  Adviser  in  writing, indicating the advisory fee to be payable with respect to the additional  series of shares.  If
        Adviser is willing to render  such  services  on the terms  provided  for  herein,  it shall so notify the Fund in writing, whereupon such series shall become a Portfolio hereunder.

III.    Duties of Adviser.

        A.     Adviser  is  hereby   authorized   and  directed  and  hereby   agrees  to  (i)  furnish
               continuously an investment  program for the Portfolios,  and (ii) determine from time to time what  investments  shall be  purchased,  sold or exchanged  and what portion of the assets of the Portfolios  shall be held  uninvested.  Adviser shall perform these duties subject  always to (1) the overall  supervision  of the Board of  Directors  of the Fund
               (the  "Board"),  (2) the Fund's  Articles  of  Incorporation  ("Articles")  and  by-laws
               ("By-Laws"),  as  amended  from  time to time,  (3) the  stated  investment  objectives, policies  and  restrictions  of the  Portfolios  as set forth in the Fund's then current
               Registration  Statement  under the 1940 Act and the  Securities Act of 1933, as amended, on Form N-1A,  as filed with the  Securities  and  Exchange  Commission  relating to the
               Portfolios and their shares and all amendments thereto ("Registration  Statement"),  (4)
               any  additional  policies  or  guidelines  established  by  the  Board  that  have  been furnished in writing to Adviser,  (5) applicable  provisions of law, including,  without limitation,  all  applicable  provisions  of the 1940 Act and the rules and  regulations thereunder,  and (6) the  provisions  of the Internal  Revenue Code of 1986,  as amended
               (the "Code") applicable to "regulated  investment  companies" (as defined in Section 851 of the Code),  as amended from time to time.  In  accordance  with Section VII,  Adviser shall  arrange for the  execution of all orders for the purchase and sale of  securities and other  investments  for the  Portfolios'  accounts and will exercise full discretion and act for the Fund in the same  manner  and with the same force and effect as the Fund might or could do with  respect to such  purchases,  sales,  or other  transactions,  as well as with respect to all other things  necessary or incidental to the  furtherance or conduct of such purchases,  sales, or other transactions,  including without limitation, management of cash balances in the Portfolios.

        B.     Adviser  shall  have no  responsibility  with  respect  to  maintaining  custody  of the
               Portfolios'   assets.   Adviser  shall  affirm   security   transactions   with  central
               depositories   and  advise  the  custodian  of  the  Portfolios   ("Custodian")  or  any
               subcustodian  or  depository  promptly  of  each  purchase  and  sale  of a  Portfolio's security,  specifying the name of the issuer,  the  description  and amount or number of shares of the security  purchased,  the market price,  the  commission  and gross or net price,  the trade date and settlement  date and the identity of the effecting  broker or dealer.  Adviser  shall from time to time provide  Custodian  and the Fund with evidence of authority of its personnel who are authorized to give instructions to Custodian.

        C.     Adviser shall  exercise proxy and other voting rights  incident to any  securities  held in the  Portfolios  without  consultation  with the Fund,  provided  that  Adviser  will follow any  written  instructions  received  from the Fund with  respect to voting as to particular  issues.  Adviser  shall  further  respond to all  corporate  action  matters incident  to the  securities  held  in the  Portfolios  including,  without  limitation, proofs of claim in bankruptcy and class action cases and shelf registrations.

        D.     In the  performance  of its duties  hereunder,  Adviser  is and shall be an  independent contractor and except as expressly  provided for herein or otherwise  expressly provided or  authorized  shall have no authority to act for or represent  the  Portfolios  or the
               Fund in any way or otherwise be deemed to be an agent of the Portfolios or the Fund.

IV.     Compensation.  For the services provided  pursuant to this Agreement,  Adviser shall receive an investment  management fee as set forth in Schedule 1, attached hereto and incorporated  herein by reference.  The management  fee shall be payable  monthly in arrears to Adviser on or before the 10th day of the next  succeeding  calendar month.  If this Agreement  becomes  effective or terminates  before the end of any month, the investment  management fee for the period from the effective  date to the end of such  month or from the  beginning  of such  month to the date of termination,  as the case may be,  shall be  prorated  according  to the  proration  which such period bears to the full month in which such effectiveness or termination occurs.

V.      Allocation  of Charges  and  Expenses.  Adviser  shall  furnish at its own  expense  investment advisory and  portfolio  administrative  and  management  services  necessary for servicing the
        investments  of  the  Portfolios,   and  investment   advisory  facilities  and  executive  and
        supervisory personnel for managing the investments and effecting the portfolio  transactions of the Fund with respect to the  Portfolios.  Adviser shall  arrange,  if desired by the Fund, for officers  and  employees  of Adviser to serve as  Directors,  Officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual  consent and to any limitations  imposed  by  law.  It is  understood  that  the  Fund  will  with  respect  to the
        Portfolios  pay,  or provide for the payment  of, all of its own  expenses  including,  without limitation,  compensation  of Directors  not  affiliated  with Adviser or Lutheran  Brotherhood
        Variable Insurance Products Company,  governmental fees,  interest charges,  taxes,  membership dues in the Investment Company Institute  allocable to the Fund with respect to the Portfolios, fees and  expenses  of  independent  auditors,  of legal  counsel  and of any  transfer  agent, registrar and dividend  disbursing  agent of the Fund with respect to the Portfolios,  expenses of  preparing,  printing  and  mailing  prospectuses,  shareholders'  reports,  notices,  proxy statements and reports to governmental  officers and commissions,  expenses  connected with the execution,  recording and settlement of portfolio security  transactions,  insurance  premiums, fees  and  expenses  of the  Custodian  for  all  services  to the  Fund  with  respect  to the
        Portfolios,  including safekeeping of funds and securities and keeping of books and calculating the net asset  value of shares of the  Portfolios,  expenses  of  shareholders'  meetings,  and expenses relating to the issuance, registration and qualification of shares of the Portfolio.

VI.     Subadvisers.  Adviser may enter into a subinvestment  advisory agreement or agreements with one or more  subadvisers  providing that such subadviser  shall furnish certain  advisory and other services to the Fund and Adviser with respect to the Portfolio and also  providing  that on the terms and conditions of such  subinvestment  advisory  agreement such  subadviser may determine from time to time what  securities  shall be purchased,  sold or exchanged by the Fund and what portion of the assets of the Portfolio  shall be held  uninvested.  Adviser will  establish the overall  investment  strategy  for a  subadvised  Portfolio  and  will  evaluate,  select,  and recommend any such  subadviser,  subject to the approval of the Board and, unless such approval by such holders is not required under the rules and regulations  promulgated under the 1940 Act or an exemptive order granted  thereunder,  the holders of a majority of the outstanding voting securities  of the  subadvised  Portfolio.  Adviser will  allocate  assets to such  subadviser, monitor the performance,  security holdings,  and investment  strategies of the subadviser and, when  appropriate,  research  any  potential  new  subadviser  for  the  subadvised  Portfolio.
        Subject to the overall  supervision  of the Board,  Adviser has  responsibility  to oversee any such subadvisers and recommend their hiring, termination and replacement.

VII.    Portfolio Transactions.

        A.     Adviser  agrees that,  in executing  Portfolio  transactions  and  selecting  brokers or dealers,  if any, it shall use its best efforts to seek on behalf of the  Portfolios the best overall terms  available.  In assessing  the best overall  terms  available for any transaction,  Adviser  shall  consider  all  factors it deems  relevant,  including  the breadth of the market in and the price of the  security,  the  financial  condition  and
               execution   capability  of  the  broker  or  dealer,   and  the  reasonableness  of  the
               commission,  if any,  with  respect  to the  specific  transaction  and on a  continuing basis.  In evaluating the best overall terms  available,  and in selecting the broker or dealer,  if any, to execute a  particular  transaction,  Adviser may also  consider  the brokerage  and  research  services  (as those terms are defined in Section  28(e) of the
               Securities  Exchange Act of 1934, as amended  ("1934 Act"))  provided to Adviser  and/or its affiliates  with respect to the Portfolios  and/or other accounts over which Adviser or an  affiliate  exercises  investment  discretion.  Adviser  may,  in its  discretion, agree to pay a broker or dealer that  furnishes  such  brokerage or research  services a higher  commission than that which might have been charged by another  broker-dealer for effecting  the  same  transactions,  if  Adviser  determines  in good  faith  that  such commission is reasonable  in relation to the  brokerage and research  services  provided by the broker or dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of Adviser and its affiliates with respect to the accounts as to which they  exercise  investment  discretion  (as such term is defined  under Section
               3(a)(35) of the 1934 Act).  Adviser  shall,  upon  request  from the Fund,  provide such periodic  and special  reports  describing  any such  brokerage  and  research  services received and the  incremental  commissions,  net price or other  consideration  to which they relate.

        B.     In no instance will Portfolio  securities be purchased  from or sold to Adviser,  or any affiliated  person thereof,  except in accordance  with the federal  securities laws and the rules and regulations thereunder.

        C.     Adviser  may  buy  securities  for a  Portfolio  at the  same  time it is  selling  such securities  for another  client  account and may sell  securities for a Portfolio at the time it is buying such  securities for another client  account.  In such cases,  subject
               to  applicable  legal  and  regulatory   requirements,   and  in  compliance  with  such
               procedures  of the Fund as may be in effect from time to time,  Adviser  may  effectuate cross  transactions  between a Portfolio  and such other  account if it deems this to be advantageous to the Portfolio and such other account.

        D.     On  occasions  when  Adviser  deems the purchase or sale of a security to be in the best interest  of the  Fund as well as other  clients  of  Adviser,  Adviser,  to the  extent permitted by  applicable  laws and  regulations,  may, but shall be under no  obligation to,  aggregate  the  securities  to be  purchased  or sold to  attempt  to obtain a more favorable  price  or  lower  brokerage  commissions  and  efficient  execution.  In such event,  allocation  of the  securities  so  purchased  or sold,  as well as the expenses incurred in the  transaction,  will be made by Adviser in the manner  Adviser  considers to be the most equitable and consistent  with its fiduciary  obligations to the Fund and to its other clients.

VIII.   Records.  Adviser  shall  maintain all books and records  required to be maintained by the Fund pursuant to the 1940 Act and the rules and regulations  promulgated  thereunder with respect to transactions on behalf of the Portfolios.

IX.     Reports and Meetings.

        A.     Adviser  shall furnish to the Board such  information,  reports,  evaluations,  analyses and opinions as are required by law or that the Board may reasonably require

        B.     Adviser  shall make  available  in person to the Board and  personnel  of Adviser as the
               Board may reasonably  request to review the  investments  and the investment  program of the Portfolios and the services provided by Adviser hereunder.

X.      Services to Other  Clients.  Nothing  contained in this  Agreement  shall limit or restrict (i)
        the freedom of Adviser, or any affiliated person thereof,  to render investment  management and corporate  administrative  services to other investment companies, to act as investment manager or investment  counselor to other persons,  firms, or  corporations,  or to engage in any other business  activities,  or (ii) the right of any director,  officer, or employee of Adviser, who may also be a director,  officer,  or employee of the Fund, to engage in any other  business or to devote  his or her time and  attention  in part to the  management  or other  aspects of any other business, whether of a similar nature or a dissimilar nature.

XI.     Adviser's  Use of the  Services  of  Others.  Adviser  may,  at its cost,  employ,  retain,  or otherwise avail itself of the services or facilities of other persons or organizations  for the purpose  of  providing  Adviser  or the  Fund or the  Portfolios,  as  appropriate,  with  such statistical and other factual  information,  such advice regarding economic factors and trends, such advice as to occasional  transactions in specific  securities,  or such other information, advice,  or  assistance  as Adviser may deem  necessary,  appropriate,  or  convenient  for the discharge of its obligations  hereunder or otherwise helpful to the Fund or the Portfolios,  as appropriate,  or in the  discharge of Adviser's  overall  responsibilities  with respect to the other accounts that it serves as investment manager or counselor.

XII.    Limitation  of Liability of Adviser.  Neither  Adviser nor any of its officers,  directors,  or employees (collectively,  "Related Persons"),  shall be liable for (i) any error of judgment or mistake of law or for any loss  suffered by the Fund or Portfolios or (ii) any error of fact or mistake of law  contained  in any report or data  provided by Adviser,  except in each case for any error, mistake or loss resulting from willful  misfeasance,  bad faith, or gross negligence in the performance by Adviser or such Related Person of Adviser's  duties on behalf of the Fund or Portfolios or from  reckless  disregard by Adviser or any such Related  Person of the duties of Adviser pursuant to this Agreement.

        Notwithstanding  the foregoing,  any stated  limitations on liability shall not relieve Adviser from any  responsibility  or liability Adviser may have under state or federal statutes or from responsibility or liability for errors in connection with the execution of trade orders.

XIII.   Representations of Adviser.  Adviser represents, warrants, and agrees as follows:

        A.     Adviser  (i) is  registered  as an  investment  adviser  under  Advisers  Act  and  will continue to be so registered  for so long as this Agreement  remains in effect;  (ii) is not  prohibited  by the  1940  Act or the  Advisers  Act from  performing  the  services contemplated  by this  Agreement;  (iii) has met, and will  continue to meet for so long
               as  this  Agreement   remains  in  effect,   any  other  applicable   federal  or  state
               requirements,   or  the   applicable   requirements   of  any   regulatory  or  industry
               self-regulatory  agency,   necessary  to  be  met  in  order  to  perform  the  services contemplated  by this  Agreement;  (iv) has the  authority to enter into and perform the services  contemplated by this Agreement;  and (v) will immediately  notify the Board of the  occurrence  of  any  event  that  would  disqualify  Adviser  from  serving  as  an investment  adviser of an  investment  company  pursuant to Section 9(a) of the 1940 Act or otherwise.

        B.     Adviser has adopted a written code of ethics (the  "Adviser  Code")  complying  with the requirements  of Rule 17j-1  under the 1940 Act,  as may be  amended  from time to time, and, has provided the Fund with a copy of the Adviser  Code,  together  with evidence of its adoption.  Adviser  certifies that it has adopted  procedures  reasonably  necessary to prevent access  persons" as defined in Rule 17j-1  ("Access  Persons") from violating the  Adviser  Code.  Adviser  will  furnish  at least  annually  to the  Board a written report that (a)  describes  any issues  arising  under the  Adviser  Code since the last report  to the  Board,  including,  but  not  limited  to,  information  about  material violations of the Adviser Code with respect to the Portfolios  and sanctions  imposed in response  to the  material  violations  and (b)  certifies  that the Adviser has adopted procedures  reasonably  necessary to prevent  Access  Persons from violating the Adviser
               Code.

        C.     Adviser has  provided the Fund with a copy of its Form ADV as most  recently  filed with the SEC and, if not so filed,  its most recent Part II of Form ADV,  and will,  promptly after  filing any  amendment  to its Form ADV with the SEC,  and,  if not so filed,  any amendment to Part II of its Form ADV, furnish a copy of such amendment to the Fund.

XIV.    Compliance  with  Applicable  Regulations.  In performing its duties  hereunder,  Adviser shall establish compliance  procedures  reasonably  calculated to ensure compliance at all times with all applicable  provisions of the 1940 Act and the Advisers Act, and any rules and  regulations adopted  thereunder;  Subchapter M of the Code; the provisions of the  Registration  Statement;
        the  provisions  of the Articles  and the By-Laws of the Fund,  as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

XV.     Term  of  Agreement.  This  Agreement  shall  become  effective  with  respect  to the  Initial
        Portfolios on the Effective Date and, with respect to any additional Portfolio,  on the date of receipt by the Board of notice from Adviser in  accordance  with Section II hereof that Adviser is  willing to serve as  investment  adviser  with  respect to such  Portfolio.  Unless  sooner terminated as provided  herein,  this Agreement shall continue in effect for two years from the
        Effective  Date with respect to the Initial  Portfolios  and,  with respect to each  additional
        Portfolio,  for two years from the date on which this Agreement  becomes effective with respect to such  Portfolio.  Thereafter,  this  Agreement  shall  continue in effect from year to year, with respect to the Portfolios,  subject to the termination  provisions and all other terms and conditions  hereof,  so long as (a) such continuation  shall be specifically  approved at least annually  (i) by  either  the  Board,  or by  vote  of a  majority  of the  outstanding  voting securities  of the  Portfolios;  and (ii) in either  event,  by the  vote,  cast in person at a meeting  called for the purpose of voting on such  approval,  of a majority of the Directors of the Fund who are not  interested  persons of any party to this  Agreement,  cast in person at a meeting  called for the  purpose of voting on such  approval;  and (b)  Adviser  shall not have notified the Fund, in writing,  at least 60 days prior to such approval that it does not desire such  continuation.  Adviser  shall  furnish  to the  Fund,  promptly  upon its  request,  such information  as may  reasonably  be necessary  to evaluate  the terms of this  Agreement or any extension, renewal, or amendment hereof.

XVI.    Termination of Agreement.  Notwithstanding  the foregoing,  this Agreement may be terminated at any time with respect to a Portfolio,  without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding  voting  securities of such Portfolio on at least
        60 days' prior  written  notice to Adviser.  This  Agreement may also be terminated by the Fund
        (i) upon material breach by Adviser of any of the  representations  and warranties set forth in
        Section  XIII of this  Agreement,  if such  breach  shall not have been  cured  within a 20-day period after notice of such breach;  or (ii) if Adviser  becomes unable to discharge its duties and  obligations  under this  Agreement.  Adviser may  terminate  this  Agreement  at any time, without  the  payment of any  penalty,  on at least 60 days'  prior  notice to the Board.  This
        Agreement  shall  terminate  automatically  in the event of its  "assignment",  as such term is defined in the 1940 Act.

        Any approval,  amendment,  or termination of this Agreement by the holders of a majority of the outstanding  voting securities (as defined in the 1940 Act) of any Portfolio shall be effective to continue,  amend or terminate this Agreement with respect to such Portfolio  notwithstanding
        (i) that such action has not been  approved  by the  holders of a majority  of the  outstanding voting securities of any other Portfolios  affected  thereby,  and/or (ii) that such action has not been approved by the vote of a majority of the outstanding  voting  securities of the Fund, unless such action shall be required by any applicable law or otherwise.

XVII.   Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated  only by an instrument in writing  signed by the party against which  enforcement of the  change,  waiver,  discharge  or  termination  is sought.  This  Agreement  (including  any exhibits  and  schedules  hereto) may be amended at any time by written  mutual  consent of the parties,  subject to the requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XVIII.  Miscellaneous.

        A.     Governing  Law. This  Agreement  shall be construed in  accordance  with the laws of the
               State of Minnesota  without  giving effect to the conflicts of laws  principles  thereof and the 1940 Act.  To the  extent  that the  applicable  laws of the State of  Minnesota conflict with the applicable provisions of the 1940 Act, the latter shall control.

        B.     Insurance.  Adviser agrees to maintain  errors and omissions or  professional  liability insurance  coverage in an amount that is  reasonable in light of the nature and scope of
               Adviser's business activities.

        C.     Captions.  The captions  contained in this  Agreement  are included for  convenience  of reference  only  and in no way  define  or  delimit  any of  the  provisions  hereof  or otherwise affect their construction or effect.

        D.     Entire  Agreement.  This Agreement  represents the entire agreement and understanding of the  parties  hereto  and shall  supersede  any prior  agreements  between  the  parties relating to the subject matter  hereof,  and all such prior  agreements  shall be deemed terminated upon the effectiveness of this Agreement.

        E.     Interpretation.  Nothing  herein  contained  shall be deemed to require the Fund to take any  action  contrary  to its  Articles  or  By-Laws,  or any  applicable  statutory  or regulatory  requirement  to which it is subject  or by which it is bound,  or to relieve or  deprive  the Board of its  responsibility  for and  control  of the  conduct  of the affairs of the Portfolios.

        F.     Definitions.   Any  question  of  interpretation  of  any  term  or  provision  of  this
               Agreement  having a counterpart in or otherwise  derived from a term or provision of the
               1940 Act shall be resolved by  reference  to such term or  provision of the 1940 Act and to  interpretations  thereof,  if any, by the United States courts or, in the absence of any  controlling  decision of any such court,  by rules,  regulations,  or orders of the
               SEC  validly  issued  pursuant  to the 1940 Act.  As used in this  Agreement,  the terms
               "majority  of the  outstanding  voting  securities,"  "affiliated  person,"  "interested person,"  "assignment,"  "broker,"  "investment  adviser," "net assets," "sale," "sell,"
               and "security"  shall have the same meaning as such terms have in the 1940 Act,  subject to such  exemption  as may be  granted  by the SEC by any  rule,  regulation,  or order.
               Where the effect of a  requirement  of the  federal  securities  laws  reflected  in any provision of this  Agreement is made less  restrictive by a rule,  regulation,  or order of the SEC,  whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their duly authorized signatories as of the date and year first above written.

                                            AID ASSOCIATION FOR LUTHERANS

Attest:________________________             By:________________________________
Name:__________________________             Name:______________________________
                                            Title:_____________________________

                                            LB SERIES FUND, INC.

Attest:________________________             By:________________________________
Name:__________________________             Name:______________________________
                                            Title:_____________________________

                                      SCHEDULE I

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                                 World Growth Portfolio
                                          0.85%

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                                    Growth Portfolio
                                          0.40%

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                              Opportunity Growth Portfolio
                                          0.40%

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                                  High Yield Portfolio
                                          0.40%

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                                    Income Portfolio
                                          0.40%

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                                Mid Cap Growth Portfolio
                                          0.40%

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                                 Money Market Portfolio
                                          0.40%

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                             FTI Small Cap Growth Portfolio
                              $0-$500 million         1.00%
                              More than $500 million   .90%

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                              MFS Mid Cap Growth Portfolio
                              $0-$500 million         .90%
                              More than $500 million  .80%

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                                  FI All Cap Portfolio
                              $0-$500 million          .95%
                              More than $500 million   .90%

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                             MFS Investors Growth Portfolio
                               $0-$500 million         .80%
                               More than $500 million  .70%

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                               TRP Growth Stock Portfolio
                               $0-$500 million         .80%
                               More than $500 million  .70%

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                                    Value Portfolio
                                        .60%

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                             Limited Maturity Bond Portfolio
                                          .40%

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